UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — January 16, 2008
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-14569 (Commission File Number)	76-0582150 (IRS Employer Identification No.)
333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
713-646-4100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure
     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
     Plains All American Pipeline, L.P. (“PAA”) today issued a press release updating its fourth quarter 2007 guidance. We are furnishing the press release, attached as Exhibit 99.1, pursuant to Item 7.01 of Form 8-K.
     Representatives of PAA intend to make a presentation at the Independent Petroleum Association of America’s 2008 Oil and Gas Investment Symposium for Master Limited Partnerships in Houston, Texas on January 17, 2008. Such presentation will give an overview of PAA, including recent history, organic growth projects, acquisitions and outlook. On the morning of January 17, 2008, the prepared presentation materials will be made available for viewing on the Partnership’s website at www.PAALP.com. PAA does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports. The presentation will also be webcast live beginning at approximately 10:45 a.m. CST and will be available for a period of 90 days thereafter at the following weblink: http://www.investorcalendar.com/CEPage.asp?ID=124346.
Item 9.01.    Financial Statements and Exhibits
     (d)     Exhibit 99.1 — Press Release dated January 16, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
Date: January 16, 2008	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

By:	Plains All American GP LLC, its general partner

By:	/s/ Tim moore
	Name:	Tim Moore
	Title:	Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 16, 2008.

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